Exhibit 23.2

CONSENT OF KMJ CORBIN & COMPANY LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-249806 on Form S-8 and Registration Statement Nos. 333-279252, 333-255964 and 333-248614 on Form S-3 of our report dated February 28, 2024 (except for Notes 2, 10 and 11, as to which the date is March 21, 2025), relating to the 2023 consolidated financial statements of Neonode Inc. appearing in this Annual Report on Form 10-K.

/s/ KMJ Corbin & Company LLP

Glendora, California

March 21, 2025